Exhibit 99.1

         Lattice Semiconductor Reports Second Quarter Results


    HILLSBORO, Ore.--(BUSINESS WIRE)--July 21, 2003--Lattice Semiconductor Corporation (NASDAQ:LSCC) today announced financial results for the second quarter of 2003.
    Revenue for the quarter was $58.2 million, flat with last quarter's revenue and an increase of three percent from the $56.5 million reported in the same quarter a year ago. Quarterly revenue from high density CPLD products was $40.3 million, down one percent from last quarter while quarterly revenue from FPGA products was $9.0 million, an increase of seven percent from last quarter.
    On a GAAP basis, net loss for the quarter was $16.9 million ($0.15 per share). This loss includes an $18.7 million charge for amortization of intangible assets.
    Non-GAAP income for the quarter was $1.8 million ($0.02 per share). Non-GAAP earnings exclude non-cash acquisition related amortization expenses and more closely approximates our cash earnings performance. A reconciliation of non-GAAP to GAAP earnings accompanies the financial tables in this earnings release.
    "We remain pleased with the progress of our new product initiatives," stated Cyrus Y. Tsui, chairman and chief executive officer. "Since 2002, we have brought to market five major new product families: our advanced field programmable system chips (FPSC), our technologically differentiated ispXP(TM) products, our innovative ispPAC(R) PWR devices, our low power ispMACH(R) 4000Z CPLDs and our third generation BFW III CPLDs. While the collective revenue of these new products is still relatively small, it grew very rapidly on a sequential basis. In addition, these new products accounted for well over a third of our customer design activity last quarter. We believe this positive customer reception will drive continued growth for these products."
    "Last quarter, we introduced our sixth new product family, the XPIO(TM) 110GXS," continued Tsui. "The XPIO is the industry's lowest power 10 gigabit per second CMOS transceiver and further solidifies our leadership position in the SERDES marketplace. We are committed to embedding this innovative technology into future generations of advanced FPSC and FPGA products," Tsui concluded.

    Business Outlook - September 2003 Quarter

    -- We believe that, due to seasonality and general industry conditions, third quarter revenues will be between $52 million and $55 million.

    -- Gross margins are expected to remain at approximately 60% of revenue.

    -- Total operating expenses are expected to decrease by approximately $1 million to $2 million on a sequential basis.

    -- In conjunction with the previously announced retirement of our 4 3/4 percent convertible notes, we will incur a one-time charge of approximately $5.7 million for the call premium and accelerated write-off of remaining unamortized issuance costs related to these notes. Total Other Expense, including this non-recurring charge, is expected to be approximately $5.6 million.

    -- Finally, we anticipate reporting a tax credit of $3 million to $4 million.

    On July 22, 2003, Lattice will hold a telephone conference call at 5:30 am (Pacific Time) with financial analysts and publish a "Business Outlook Statement" covering the September 2003 quarter. Investors may listen to our conference call via the web at www.on24.com. Both the conference call and our business outlook statement will be available on our website, www.lscc.com through July 28, 2003. On September 11, 2003, we plan to publish a "Business Update Statement" on our website for five calendar days. Our financial guidance will be limited to the comments on our public quarterly earnings call and these public business outlook statements. Additionally, during the September 2003 quarter, Lattice plans to participate in investor conferences sponsored by Soundview and Bank of America Securities. Specific presentation dates and times are posted on our website at www.lscc.com.
    The foregoing paragraphs contain forward-looking statements within the meaning of the Federal Securities laws including statements about future quarterly financial results, revenues, customers, product offerings and our ability to compete. Investors are cautioned that actual events and results could differ materially from these statements as a result of a number of factors, including overall semiconductor market conditions, market acceptance and demand for our new products, risks related to our recent acquisitions and their integration with Lattice, our dependencies on our silicon wafer suppliers, the impact of competitive products and pricing, technological and product development risks.
    Oregon-based Lattice Semiconductor Corporation designs, develops and markets the broadest range of Field Programmable Gate Arrays (FPGAs) and Field Programmable System Chips (FPSCs) and high-performance ISP(TM) programmable logic devices (PLDs).
    Lattice offers total solutions for today's system designs by delivering the most innovative programmable silicon products that embody leading-edge system expertise. Lattice products are sold worldwide through an extensive network of independent sales representatives and distributors, primarily to OEM customers in the communication, computing, industrial and military end markets. Company headquarters are located at 5555 N.E. Moore Court, Hillsboro, Oregon 97124, USA. For more information access our web site at www.latticesemi.com.

    Lattice Semiconductor Corporation, L (& design), Lattice (& design), in-system programmable, ISP and specific product designations are either registered trademarks or trademarks of Lattice
Semiconductor Corporation or its subsidiaries in the United States and/or other countries.



                   Lattice Semiconductor Corporation
                 Consolidated Statement of Operations
                 (in thousands, except per share data)
                              (unaudited)

                           Three months ended       Six months ended
                      ---------------------------- -------------------
                       June 30,  Mar. 31, June 30,  June 30,  June 30,
     Description         2003      2003     2002      2003      2002
--------------------- --------- --------- -------- --------- ---------
Revenue                $58,178   $58,311  $56,466  $116,489  $115,344

Costs and expenses:
 Costs of products
  sold                  23,289    23,208   22,492    46,497    46,098
 Research and
  development           21,702    21,832   21,078    43,534    42,463
 Selling, general and
  administrative        12,614    12,483   12,220    25,097    24,078
 In-process research
  and development (1)       --        --       --        --    24,200
 Amortization of
  intangible assets
  (2)(3)                18,687    21,114   17,923    39,801    36,546
                      --------- --------- -------- --------- ---------

   Total costs and
    expenses            76,292    78,637   73,713   154,929   173,385
                      --------- --------- -------- --------- ---------
Loss from operations   (18,114)  (20,326) (17,247)  (38,440)  (58,041)

Other (expense)
 income, net            (1,365)    1,491    3,078       126     1,177
                      --------- --------- -------- --------- ---------

Loss before benefit
 for income taxes      (19,479)  (18,835) (14,169)  (38,314)  (56,864)

Benefit for income
 taxes                  (2,554)       --   (6,022)   (2,554)  (23,100)
                      --------- --------- -------- --------- ---------

Net loss              ($16,925) ($18,835) ($8,147) ($35,760) ($33,764)
                      ========= ========= ======== ========= =========

Basic net loss per
 share                  ($0.15)   ($0.17)  ($0.07)   ($0.32)   ($0.31)
                      ========= ========= ======== ========= =========

Diluted net loss per
 share                  ($0.15)   ($0.17)  ($0.07)   ($0.32)   ($0.31)
                      ========= ========= ======== ========= =========

Shares used in per
 share calculations:
   Basic               111,507   111,390  109,684   111,473   109,619
                      ========= ========= ======== ========= =========
   Diluted (4)         111,507   111,390  109,684   111,473   109,619
                      ========= ========= ======== ========= =========

Notes:
(1) Represents write-off of in-process research and development in conjunction with the January 18, 2002 acquisition of the FPGA business of Agere Systems, Inc.
(2) Intangible assets subject to amortization aggregate $120.3 million, net, at June 30, 2003 and relate to the acquisition of Cerdelinx Technologies, Inc. on August 26, 2002, the acquisition of the FPGA business of Agere Systems, Inc. on January 18, 2002, the acquisition of Vantis Corporation on June 16, 1999 and the acquisition of Integrated Intellectual Property Inc. on March 16, 2001. These intangible assets are amortized to expense generally over three to seven years on a straight-line basis.
(3) Includes $0.8 million, $3.3 million and $0.6 million of deferred stock compensation expense for the quarters ended June 30, 2003, March 31, 2003 and June 30, 2002, respectively, and $4.1 million and $1.1 million of deferred stock compensation expense for the six months ended June 30, 2003 and June 30, 2002, respectively, attributable to Research and Development activities.
(4) For all periods presented, the computation of diluted net loss per share excludes the effect of stock options and our convertible notes as they are antidilutive.


                   Lattice Semiconductor Corporation
                      Consolidated Balance Sheet
                            (in thousands)
                              (unaudited)

                                                 June 30,    Dec. 31,
                 Description                      2003        2002
---------------------------------------------- ----------- -----------
                    Assets
Current assets:
 Cash and short-term investments                 $470,178    $276,880
 Accounts receivable, net                          28,372      26,374
 Inventories                                       48,283      56,241
 Other current assets                              11,476      35,033
                                               ----------- -----------
      Total current assets                        558,309     394,528

Property and equipment, net                        58,978      62,786
Foundry investments, advances and other assets    108,574     104,507
Goodwill and other intangible assets, net (1)     343,909     379,442
                                               ----------- -----------

                                               $1,069,770    $941,263
                                               =========== ===========

     Liabilities and Stockholders' Equity

Current liabilities:
 Accounts payable and other accrued
  liabilities                                     $31,238     $33,597
 Deferred income on sales to distributors           8,763      11,983
 Income taxes payable                                  --         142
                                               ----------- -----------
      Total current liabilities                    40,001      45,722

4 3/4% Convertible notes due in 2006              172,304     208,061
Zero Coupon Convertible notes due in 2010         200,000          --
Other long-term liabilities                        25,704      26,345
                                               ----------- -----------
                                                  398,008     234,406

Stockholders' equity                              631,761     661,135
                                               ----------- -----------

                                               $1,069,770    $941,263
                                               =========== ===========


Note:
(1) At June 30, 2003, includes approximately $10.4 million of other intangible assets, net, recorded in the September 2002 quarter in connection with the August 26, 2002 acquisition of Cerdelinx Technologies, Inc. Also includes $142.5 million in Goodwill and $61.1 million of other intangible assets, net, recorded in the March 2002 quarter in connection with the January 18, 2002 acquisition of the FPGA business of Agere Systems, Inc., and approximately $81.1 million in Goodwill and $48.8 million of other intangible assets, net, related to previous acquisitions. The other intangible assets will be amortized to expense generally over three to seven years. Goodwill is not amortized effective with the March 2002 quarter.


Appendix 1
                   Lattice Semiconductor Corporation
        Consolidated Operations Information- Non-GAAP Basis (1)
                 (in thousands, except per share data)
                              (unaudited)

                            Three months ended      Six months ended
                        -------------------------- -------------------
                        June 30, Mar. 31, June 30, June 30,  June 30,
      Description         2003     2003     2002      2003      2002
----------------------- -------- -------- -------- --------- ---------

Revenue                 $58,178  $58,311  $56,466  $116,489  $115,344

Costs and expenses:
 Costs of products sold  23,289   23,208   22,492    46,497    46,098
 Research and
  development            21,702   21,832   21,078    43,534    42,463
 Selling, general and
  administrative         12,614   12,483   12,220    25,097    24,078
                        -------- -------- -------- --------- ---------

   Total costs and
    expenses             57,605   57,523   55,790   115,128   112,639
                        -------- -------- -------- --------- ---------
Income from operations      573      788      676     1,361     2,705

Other (expense) income,
 net                     (1,365)   1,491    3,078       126     1,177
                        -------- -------- -------- --------- ---------

Income before (benefit)
 provision
 for income taxes          (792)   2,279    3,754     1,487     3,882

(Benefit) provision for
 income taxes            (2,554)      --      976    (2,554)    1,009

Tax shield (2)               --       --    4,250        --     8,173
                        -------- -------- -------- --------- ---------

Non-GAAP earnings        $1,762   $2,279   $7,028    $4,041   $11,046
                        ======== ======== ======== ========= =========

Diluted Non-GAAP
 earnings per share (3)   $0.02    $0.02    $0.06     $0.04     $0.10
                        ======== ======== ======== ========= =========

Shares used in
 calculations           113,405  113,098  110,991   113,268   111,978
                        ======== ======== ======== ========= =========

Notes:
(1) This table presents operating information which is consistent with the information reported by First Call, IBES and Zacks for Lattice Semiconductor Corporation. A reconciliation to GAAP on a per-share basis is attached as Appendix 2.
(2) Tax Shield represents the current period tax deduction available from amortizing gross goodwill and other intangible assets (approximately $750 million as of December 31, 2002) over 15 years on a straight line basis using a 34% tax rate. As of the March 31, 2003 quarter, we are no longer reporting a Tax Shield.
(3) For all periods presented, the computation of diluted Non-GAAP earnings includes the effect of stock options but excludes the effect of our convertible notes as they are antidilutive.


Appendix 2
                  Lattice Semiconductor Corporation
                 Non-GAAP Earnings Reconciliation (1)
                             (unaudited)

                          Three months ended        Six months ended
                     ----------------------------- -------------------
                      June 30,  Mar. 31,  June 30,  June 30,  June 30,
    Description         2003      2003      2002      2003      2002
-------------------- --------- --------- --------- --------- ---------

Net loss               ($0.15)   ($0.17)   ($0.07)   ($0.32)   ($0.31)

Add:
Amortization of
 intangible assets      $0.17     $0.19     $0.09     $0.36     $0.20
In-process research
 and development (2)       --        --        --        --     $0.13
Tax shield (3)             --        --     $0.04        --     $0.07
Difference in
 effective tax rate
 (4)                       --        --        --        --     $0.01
                     --------- --------- --------- --------- ---------
Non-GAAP earnings       $0.02     $0.02     $0.06     $0.04     $0.10
                     ========= ========= ========= ========= =========

Notes:
(1) This table reconciles net income (loss) to non-GAAP information, which is presented in Appendix 1, on a per-share basis.
(2) Represents write-off of in-process research and development in conjunction with the January 18, 2002 acquisition of the FPGA business of Agere Systems, Inc.
(3) Tax Shield represents the current period tax deduction available from amortizing gross goodwill and other intangible assets (approximately $750 million as of December 31, 2002) over 15 years on a straight line basis using a 34% tax rate. As of the March 31, 2003 quarter, we are no longer reporting a Tax Shield.
(4) The effective tax rate is the ratio of income tax expense to pretax income. The rate for the six months ended June 30, 2002 presented in the non-GAAP information presentation is different from the rates in the Statement of Operations, due to the difference in the proportion of taxable income derived from operations.


Appendix 3
                  LATTICE SEMICONDUCTOR CORPORATION
           - Supplemental Historic Financial Information -
                              (Q2 2003)

Operations Information                   Q203       Q103       Q202
                                      ---------- ---------- ----------
  Percent of Revenue
                         Gross Margin   60.0%      60.2%      60.2%
                          R&D Expense   37.3%      37.4%      37.3%
                         SG&A Expense   21.7%      21.4%      21.6%
              Operating (Loss) Income   -31.1%     -34.9%     -30.5%
          Operating Income (Non-GAAP)    1.0%       1.4%       1.2%

  Depreciation Expense ($000)           4,603      4,742      4,780
  Capital Expenditures ($000)           2,504      3,211      5,626

Balance Sheet Information                Q203       Q103       Q202
                                      ---------- ---------- ----------
  Current Ratio                         14.0        7.4        8.2
  A/R Days Revenue Outstanding           45         48         46
  Inventory Months                       6.2        6.7        8.5


Revenue % (by Product Family)            Q203       Q103       Q202
                                      ---------- ---------- ----------
  FPGA                                   16%        14%        13%
  CPLD                                   69%        70%        68%
  SPLD                                   15%        16%        19%

Revenue % (by Geography)                 Q203       Q103       Q202
                                      ---------- ---------- ----------
  Americas                               45%        41%        47%
  Europe (incl. Africa)                  24%        29%        23%
  Asia (incl. ROW)                       31%        30%        30%

Revenue % (by End Market)                Q203       Q103       Q202
                                      ---------- ---------- ----------
  Communications                         52%        44%        55%
  Computing                              21%        21%        23%
  Other                                  27%        35%        22%

Revenue % (by Channel)                   Q203       Q103       Q202
                                      ---------- ---------- ----------
  Direct                                 52%        54%        52%
  Distribution                           48%        46%        48%




    CONTACT: Lattice Semiconductor Corporation
             Roddy Sloss, 503-268-8000